LENDER CONSENT LETTER

NAVISTAR FINANCIAL CORPORATION
ARRENDADORA FINANCIERA NAVISTAR, S.A. DE C.V., SOFOM, E.N.R.
NAVISTAR FINANCIAL, S.A. DE C.V., SOFOM, E.N.R.
NAVISTAR COMERCIAL, S.A. DE C.V.

AMENDED AND RESTATED CREDIT AGREEMENT DATED AS OF JULY 1, 2005

To:           JPMorgan Chase Bank, N.A.,
                as Administrative Agent
270 Park Avenue
New York, New York 10017

Ladies and Gentlemen:

Reference is made to the AMENDED AND RESTATED CREDIT AGREEMENT, dated as of July 1, 2005 (as heretofore amended, supplemented or otherwise modified, the “Credit Agreement”), among NAVISTAR FINANCIAL CORPORATION, a Delaware corporation, ARRENDADORA FINANCIERA NAVISTAR, S.A. DE C.V., SOFOM, E.N.R., a Mexican corporation, NAVISTAR FINANCIAL, S.A. DE C.V., SOFOM, E.N.R., a Mexican corporation, and NAVISTAR COMERCIAL, S.A. DE C.V., a Mexican corporation (each, a “Borrower” and collectively, the “Borrowers”), the several lenders from time to time parties thereto (the “Lenders”), JPMORGAN CHASE BANK, N.A., as administrative agent for the Lenders (in such capacity, the “Administrative Agent”), BANK OF AMERICA, N.A., as syndication agent (in such capacity, the “Syndication Agent”), and THE BANK OF NOVA SCOTIA, as documentation agent (in such capacity, the “Documentation Agent”).

The Borrowers have requested a waiver with respect to the Credit Agreement on the terms described in the Fifth Waiver in the form attached hereto as Exhibit A (the “Waiver”).

Pursuant to Section 12.02 of the Credit Agreement, the undersigned Lender hereby consents to the execution by the Administrative Agent of the Waiver.

Very truly yours,

_____________________________________________________
(NAME OF LENDER)

By___________________________________________________
Name:
Title:
Dated as of November 28, 2007

FIFTH WAIVER

FIFTH WAIVER, dated as of November 28, 2007 (this “Waiver”), to the Amended and Restated Credit Agreement, dated as of July 1, 2005 (as heretofore amended, supplemented or otherwise modified, the “Credit Agreement”), among NAVISTAR FINANCIAL CORPORATION, a Delaware corporation, ARRENDADORA FINANCIERA NAVISTAR, S.A. DE C.V., ORGANIZACIÓN AUXILIAR DEL CRÉDITO, a Mexican corporation, SERVICIOS FINANCIEROS NAVISTAR, S.A. DE C.V., SOCIEDAD FINANCIERA DE OBJETO LIMITADO, a Mexican corporation, and NAVISTAR COMERCIAL, S.A. DE C.V., a Mexican corporation (each, a “Borrower” and collectively, the “Borrowers”), the several lenders from time to time parties thereto (the “Lenders”), JPMORGAN CHASE BANK, N.A., as administrative agent for the Lenders (in such capacity, the “Administrative Agent”), BANK OF AMERICA, N.A., as syndication agent (in such capacity, the “Syndication Agent”), and THE BANK OF NOVA SCOTIA, as documentation agent (in such capacity, the “Documentation Agent”).

WITNESSETH :

WHEREAS, the Borrowers, the Administrative Agent, the Syndication Agent, the Documentation Agent and the Lenders are parties to the Credit Agreement;

WHEREAS, the Borrowers have requested that the Administrative Agent and the Required Lenders agree waive compliance with certain provisions of the Credit Agreement; and

WHEREAS, the Administrative Agent has obtained the consent of the Required Lenders to execute this Waiver, but only upon the terms and conditions set forth herein;

NOW, THEREFORE, for valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and in consideration of the premises contained herein, the parties hereto agree as follows:

1. Defined Terms.  (a) Unless otherwise defined herein, capitalized terms which are defined in the Credit Agreement are used herein as defined therein.

(b)           For purposes of this Waiver, “Financial Officer” shall mean the chief financial officer or the treasurer of the Parent or the treasurer or controller of the US Borrower, as applicable.

(c)           For purposes of this Waiver, the “2007 NIC Credit Agreement” shall mean the Credit Agreement, dated as of January 19, 2007, among Navistar International Corporation, the subsidiary guarantors party thereto, the lenders party thereto, JPMorgan Chase Bank N.A., Credit Suisse, Banc of America Securities LLC and Citigroup Capital Markets Inc.

2. Waivers. The Lenders hereby waive, until the earlier of (i) November 30, 2008 and (ii) the date on which the US Borrower and the Parent each shall have timely filed a report on Form 10-K or 10-Q after the date hereof with the Securities and Exchange Commission pursuant to Sections 13 and 15 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), any Default or Event of Default under:

(a) Clause (e) of Article IX of the Credit Agreement that would result solely from the Parent’s or the Borrowers’ failure to deliver by such date as may be required under the Credit Agreement, the report on Form 10-K and financial statements for each of the fiscal years ended October 31, 2005, October 31, 2006 and October 31, 2007 and other information and documents required under Sections 7.01(a), (c), (d) and (f) of the Credit Agreement that were to be delivered in connection with such report or such financial statements;

(b) Clause (e) of Article IX of the Credit Agreement that would result solely from the Parent’s or the Borrowers’ failure to deliver by such date as may be required under the Credit Agreement, the report on Form 10-Q and financial statements (other than as required by Section 5 hereof) for each of the fiscal quarters ended January 31, 2006, April 30, 2006, July 31, 2006, January 31, 2007, April 30, 2007, July 31, 2007, January 31, 2008, April 30, 2008 and July 31, 2008 and other information and documents required under Sections 7.01(b), (d) and (f) of the Credit Agreement to be delivered in connection with such report or such financial statements; and

(c) (i) Any condition or required representation or warranty that could not be satisfied or made or deemed made, and (ii) any Default or Event of Default arising, in each case as a result of the breach of any representation or warranty in Section 5.04 or 5.14(b) of the Credit Agreement as a result of or arising out of any revision or restatement in connection with the audit conducted for the fiscal years ended October 31, 2005, October 31, 2006 or October 31, 2007 of any financial statements of the US Borrower or any of its affiliates for any period ending on or before the end of the Waiver Period (as defined below), or in any reports, financial statements, certificates, or other information containing similar information with respect to such periods.

3. Additional Waiver.  The Lenders hereby waive each covenant, requirement or agreement under the Loan Documents for the Parent or the US Borrower to provide, in the event of any change in generally accepted accounting principles used in the preparation of its financial statements for any period ending on or prior to November 30, 2008 from those previously used, a reconciliation of such financial statements to GAAP; provided that, in the event a reconciliation from past practices to generally accepted accounting principles in the preparation of such financial statements is available, the Parent or the US Borrower, as appropriate, shall also provide such reconciliation.

4. Agreements by the US Borrower.  Notwithstanding anything to the contrary in the Credit Agreement, to induce the Required Lenders to consent to the execution by the Administrative Agent of this Waiver, until the expiration of the waiver provided in Section 2 (the “Waiver Period”):

(i)   The US Borrower agrees to deliver to the Administrative Agent, for prompt distribution to each Lender:

(a) As soon as available, after the end of each of the fiscal years of the Parent ended October 31, 2005, October 31, 2006 and October 31, 2007, a copy of the annual report for such fiscal year for the Parent and its Subsidiaries, including therein (i) a consolidated balance sheet of the Parent and its Subsidiaries as of the end of such fiscal year and (ii) a consolidated statement of income and a consolidated statement of cash flows of the Parent and its Subsidiaries for such fiscal year, in each case prepared in accordance with Rule 3-10 of Regulation S-X, consistent with the Parent’s past or then current practice (unless otherwise required to conform with the results of the audit or changes in GAAP), on the basis of management’s good faith calculations and fairly presenting in all material respects the consolidated financial condition of the Parent and its Subsidiaries as at such date and the consolidated results of operations of the Parent and its Subsidiaries for the period ended on such date; provided that, in the event a reconciliation from past practices to generally accepted accounting principles in the preparation of such financial statements is available, the Parent shall also provide such reconciliation.

(b) As soon as available, after the end of each of the fiscal quarters of the Parent ended January 31, 2006, April 30, 2006, July 31, 2006, January 31, 2007, April 30, 2007, July 31, 2007, January 31, 2008, April 30, 2008 and July 31, 2008 (i) a consolidated balance sheet of the Parent and its Subsidiaries as of the end of such quarter, (ii) a consolidated statement of income and a consolidated statement of cash flows of the Parent and its Subsidiaries for the period commencing at the end of the previous fiscal quarter and ending with the end of such fiscal quarter, and (iii) a consolidated statement of income and a consolidated statement of cash flows of the Parent and its Subsidiaries for the period commencing at the end of the previous fiscal year and ending with the end of such quarter, all prepared in accordance with Rule 3-10 of Regulation S-X, consistent with the Parent’s past or then current practice (unless otherwise required to conform with the results of the audit or changes in GAAP), on the basis of management’s good faith calculations and fairly presenting in all material respects, subject to year end audit adjustments and the absence of footnotes, the consolidated financial condition of the Parent and its Subsidiaries as at such dates and the consolidated results of operations of the Parent and its Subsidiaries for the periods ended on such dates, setting forth in each case in comparative form the corresponding figures for the corresponding date or period of the preceding fiscal year, all in reasonable detail and duly certified (subject to normal year-end audit adjustments and the absence of footnotes) by a Financial Officer of the Parent, consistent with the Parent’s past, or then current, practice; provided that, in the event a reconciliation from past practices to generally accepted accounting principles in the preparation of such financial statements is available, the Parent shall also provide such reconciliation.

(c) As soon as available, and in any event within 60 days after the end of each fiscal quarter (other than the last fiscal quarter of a fiscal year) or 90 days after the end of the last fiscal quarter of a fiscal year of the US Borrower, ended on or after October 31, 2007, management financial reports of the US Borrower setting forth (i) a preliminary consolidated statement of financial condition and consolidated statement of income in a management format, (ii) serviced portfolio information, (iii) funding availability under its contractual arrangements with Truck Retail Instalment Paper Corp. and under the Credit Agreement and (iv) calculations demonstrating compliance with Section 8.01 of the Credit Agreement, in each case prepared in a manner materially consistent with the US Borrower’s past or then current practices (unless otherwise required to conform with the results of the audit or changes in GAAP) and, to the extent relevant, on the basis of management’s good faith efforts, in such form and detail reasonably satisfactory to the Administrative Agent; provided, however, that such reporting shall not be required so long as the US Borrower has filed all reports with the Securities and Exchange Commission required pursuant to Section 13 of the Exchange Act.

(d) As soon as available, and in any event within 30 days after the end of each month, commencing with the month of October 2007, monthly management financial reports of the Parent in respect of the sales and income by segment and cash balances, Indebtedness, capital expenditures and depreciation and amortization of the Parent and its consolidated Subsidiaries prepared in a manner consistent with the Parent’s past or then current practices (unless otherwise required to conform with the results of the audit or changes in GAAP) and on the basis of management’s good faith calculations, in such form and detail reasonably satisfactory to the Administrative Agent (including, without limitation, any financial information prepared in accordance with generally accepted accounting principles to determine compliance with the covenants under the 2007 NIC Credit Agreement); provided, however, that such reporting shall not be required so long as the US Borrower has filed all reports with the Securities and Exchange Commission required pursuant to Section 13 of the Exchange Act.

(e) As soon as available, and in any event within 60 days after the end of each fiscal quarter (other than the last fiscal quarter of a fiscal year) or 90 days after the end of the last fiscal quarter of a fiscal year of the Parent, commencing with the fiscal quarter ended October 31, 2007, quarterly condensed manufacturing balance sheet and income statement of the Parent and its consolidated subsidiaries, with its finance subsidiaries included on an equity basis, prepared in a manner consistent with the Parent’s past or then current practices (unless otherwise required to conform with the results of the audit or changes in GAAP) and on the basis of management’s good faith calculations.

The Lenders acknowledge that the financial information delivered pursuant to subsections (c), (d) and (e) above will be preliminary and unaudited and will be prepared by management based on current data in a manner consistent with past or then current practices (unless otherwise required to conform with the results of the audit or changes in the GAAP), will not have been reviewed by the Parent’s or the US Borrower’s independent accountants, and when the accounting review in connection with the audit of the fiscal 2005, 2006 and 2007 financial statements is complete, the information provided may differ from the audited financial statements.

(ii)  The US Borrower agrees that each Applicable Rate for Revolving Loans and Tranche A Term Loans (but not for the facility fee) in Levels 4 and 5 in the definition of “Applicable Rate” in Section 1.01 of the Credit Agreement (including as applicable to Letters of Credit) shall be increased by 0.25% per annum for the period from the Effective Date (as defined in Section 5 below) to and including the last day of the Waiver Period.

(iii)  The US Borrower agrees that each Applicable Rate for Revolving Loans and Tranche A Term Loans (but not for the facility fee) in Levels 4 and 5 in the definition of “Applicable Rate” in Section 1.01 of the Credit Agreement (including as applicable to Letters of Credit) shall be increased by 0.25% per annum (in addition to the increase under paragraph (ii) of this Section 4) in the event that the Parent or the US Borrower, as required under the Credit Agreement, fails to file and deliver by March 31, 2008 the report on Form 10-K and financial statements for fiscal year ended October 31, 2007, and such increase shall remain in effect to and including the last day of the Waiver Period.

5. Conditions to Effectiveness of this Waiver.  The waivers set forth herein shall become effective on the date upon receipt by the Administrative Agent of (the “Effective Date”):

(a)           counterparts of this Waiver duly executed by each of the Borrowers and the Administrative Agent; and

(b)           authorization to David Zabell at Simpson Thacher & Bartlett LLP (dzabell@stblaw.com)to release Lender Consent Letter with respect to this Waiver from each Lender that executes and delivers a Lender Consent Letter with respect to this Waiver and the Required Lenders have released such Lender Consent Letters with respect to this Waiver; and

(c)           for the account of each Lender that executes and delivers a Lender Consent Letter with respect to this Waiver on or before 5 p.m., Eastern time, on November 28, 2007, an amendment fee equal to 0.10% of the sum of the outstanding principal amount of such Lender’s Tranche A Term Loans and its US Revolving Commitment.
6. Representations and Warranties.  On and as of the date hereof and after giving effect to this Waiver, each Borrower hereby confirms, reaffirms and restates the representations and warranties set forth in Article V of the Credit Agreement mutatismutandis, except to the extent that such representations and warranties expressly relate to a specific earlier date, in which case each Borrower hereby confirms, reaffirms and restates such representations and warranties as of such earlier date, and represents and warrants that, except to the extent waived hereby, no Default or Event of Default has occurred and is continuing.

7. Continuing Effect; No Other Waiver.  Except as expressly amended, waived or provided for above, and subject to any existing amendment and waiver, all of the terms and provisions of the Credit Agreement are and shall remain in full force and effect and each Borrower shall continue to be bound by all of such terms and provisions.  The waivers provided for herein are limited to the specific sections of the Credit Agreement specified herein and shall not constitute an amendment or waiver of, or an indication of the Administrative Agent’s or the Lenders’ willingness to amend or waive, any other provisions of the Credit Agreement or the same section for any other date or purpose.  For the avoidance of doubt, the amendments set forth in the First Amendment, dated as of March 28, 2007, to the Credit Agreement remain in effect in accordance with the terms thereof.  Further, for the avoidance of doubt, the change to the definition of Applicable Rate effected by the Third Waiver and Consent, dated as of November 10, 2006, is hereby rescinded.

8. Expenses.  The Borrowers agree to pay and reimburse the Administrative Agent for all its reasonable out-of-pocket costs and expenses incurred in connection with the preparation and delivery of this Waiver, including, without limitation, the reasonable fees and disbursements of counsel to the Administrative Agent.

9. Counterparts.  This Waiver may be executed by one or more of the parties to this Waiver on any number of separate counterparts (including by telecopy), and all of said counterparts taken together shall be deemed to constitute one and the same instrument.  A set of the copies of this Waiver signed by the parties hereto shall be delivered to the Borrowers and the Administrative Agent.  The execution and delivery of this Waiver by the Administrative Agent with the consent of any Lender shall be binding upon such Lender’s successors and assigns (including transferees of its commitments and Loans in whole or in part prior to effectiveness hereof) and binding in respect of all of its commitments and Loans, including any acquired subsequent to its execution and delivery hereof and prior to the effectiveness hereof.

10. GOVERNING LAW.  THIS WAIVER AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS WAIVER SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

IN WITNESS WHEREOF, the parties hereto have caused this Waiver to be executed and delivered by their respective duly authorized officers as of the date first above written.

NAVISTAR FINANCIAL CORPORATION

By:     /s/  JOHN V.MULVANEY, SR.
Name:      John V. Mulvaney, Sr.
Title:        V.P., CFO & Treasurer

ARRENDADORA FINANCIERA NAVISTAR, S.A. DE C.V., SOFOM, E.N.R.

By:     /s/  JOSE CHACON
Name:      Jose Chacon
Title:        Atorney-in-fact

NAVISTAR FINANCIAL, S.A. DE C.V., SOFOM, E.N.R.

By:     /s/  JOSE CHACON
Name:      Jose Chacon
Title:        Atorney-in-fact

NAVISTAR COMERCIAL, S.A. DE C.V.

By:     /s/  JOSE CHACON
Name:      Jose Chacon
Title:        Atorney-in-fact

JPMORGAN CHASE BANK, N.A. as Administrative Agent

                                                                                                By:     /s/  RICHARD DUKER
                                                                                                Name:      Richard Duker
                                                                                                Title:        Managing Director